SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

HOPFED BANCORP, INC

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HOPFED BANCORP, INC.

2700 Fort Campbell Boulevard

Hopkinsville, Kentucky 42240

April 21, 2005

Dear Stockholder:

We invite you to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of HopFed Bancorp, Inc. (the “Company”) to be held at the main office of Hopkinsville-Christian County Conference and Convention Center, 303 Conference Center Drive, Hopkinsville, Kentucky on Wednesday, May 18, 2005 at 3:00 p.m., local time.

The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting.

As an integral part of the Annual Meeting, we will report on the operations of the Company. Directors and officers of the Company as well as representatives of Rayburn, Bates & Fitzgerald, P.C., the Company’s independent auditors, will be present to respond to any questions that our stockholders may have. Detailed information concerning our activities and operating performance is contained in our Annual Report which also is enclosed.

YOUR VOTE IS IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. On behalf of the Board of Directors, we urge you to please sign, date and return the enclosed proxy card in the enclosed postage-prepaid envelope as soon as possible even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Annual Meeting.

Sincerely,

/s/ John E. Peck
John E. Peck
President and Chief Executive Officer

HOPFED BANCORP, INC.

2700 Fort Campbell Boulevard

Hopkinsville, Kentucky 42240

(270) 885-1171

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 18, 2005

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of HopFed Bancorp, Inc. (the “Company”) will be held at the Hopkinsville-Christian County Conference and Convention Center, 303 Conference Center Drive, Hopkinsville, Kentucky on Wednesday, May 18, 2005 at 3:00 p.m., local time.

The Annual Meeting is for the following purposes, which are more completely described in the accompanying Proxy Statement:

1.	The election of three directors of the Company.

2.	Such other matters as may properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors is not aware of any other business to come before the Annual Meeting.

Any action may be taken on any one of the foregoing proposals at the Annual Meeting or any adjournments thereof. Stockholders of record at the close of business on March 31, 2005, are the stockholders entitled to vote at the Annual Meeting and any adjournment thereof.

You are requested to fill in and sign the enclosed proxy which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Annual Meeting in person.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Boyd M. Clark
BOYD M. CLARK
SECRETARY

Hopkinsville, Kentucky

April 21, 2005

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF A FURTHER REQUEST FOR PROXIES IN ORDER TO INSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

PROXY STATEMENT

HOPFED BANCORP, INC.

2700 Fort Campbell Boulevard

Hopkinsville, Kentucky 42240

(270) 885-1171

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD

May 18, 2005

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of HopFed Bancorp, Inc. (the “Company”) for the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at Hopkinsville-Christian County Conference and Convention Center, 303 Conference Center Drive, Hopkinsville, Kentucky on Wednesday, May 18, 2005, at 3:00 p.m., local time. The accompanying Notice of Annual Meeting and this Proxy Statement, together with the enclosed form of proxy, are first being mailed to stockholders on or about April 21, 2005.

VOTING AND REVOCATION OF PROXIES

Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Properly executed but unmarked proxies will be voted FOR Proposal I to elect three nominees of the Nominating and Corporate Governance Committee of the Board of Directors as directors of the Company. If any other matters are properly brought before the Annual Meeting as to which proxies in the accompanying form confer discretionary authority, the persons named in the accompanying proxies will vote the shares represented thereby on such matters as determined by a majority of the Board of Directors. The proxies solicited by the Board of Directors confer discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve or for good cause will not serve, with respect to matters incident to the conduct of the Annual Meeting and with respect to any other matter presented to the Annual Meeting if notice of such matter has not been delivered to the Company in accordance with the Certificate of Incorporation and Bylaws. Proxies marked as abstentions will not be counted as votes cast. In addition, shares held in street name which have been designated by brokers on proxy cards as not voted (“broker non-votes”) will not be counted as votes cast. Proxies marked as abstentions or as broker non-votes, however, will be treated as shares present for purposes of determining whether a quorum is present.

Stockholders who execute the form of proxy enclosed herewith retain the right to revoke such proxies at any time prior to exercise. Unless so revoked, the shares represented by properly executed proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies may be revoked at any time prior to exercise by written notice to the Secretary of the Company or by the filing of a properly executed, later-dated proxy. A proxy will not be voted if a stockholder attends the Annual Meeting and votes in person. The presence of a stockholder at the Annual Meeting alone will not revoke such stockholder’s proxy.

VOTING SECURITIES

The securities which can be voted at the Annual Meeting consist of shares of the Company’s common stock, $.01 par value per share (the “Common Stock”). Stockholders of record as of the close of business on March 31, 2005 (the “Record Date”) are entitled to one vote for each share of Common Stock then held on all matters. As of the Record Date, 3,639,283 shares of the Common Stock were issued and outstanding. The presence, in person or by proxy, of at least one-third of the total number of shares of Common Stock outstanding and entitled to vote will be necessary to constitute a quorum at the Annual Meeting.

Persons and groups owning in excess of 5% of Common Stock are required to file certain reports regarding such ownership with the Company and the Securities and Exchange Commission (“SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As of the Record Date, management was not aware of any person who beneficially owned more than 5% of the outstanding shares of Common Stock.

PROPOSAL I — ELECTION OF DIRECTORS

The Company’s Certificate of Incorporation requires that directors be divided into three classes, as nearly equal in number as possible, the members of each class to serve for a term of three years and until their successors are elected and qualified. The Nominating and Corporate Governance Committee of the Board of Directors has nominated Boyd M. Clark, Harry J. Dempsey, and Gilbert E. Lee to serve for a three-year term or until their successors are elected and qualified. Delaware law and the Company’s Bylaws provide that directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors.

It is intended that the persons named in the proxies solicited by the Board of Directors will vote for the election of the named nominee. Stockholders are not entitled to cumulate their votes for the election of directors. If the nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute director as the Nominating and Corporate Governance Committee of the Board of Directors may recommend, or the Board of Directors may reduce the number of directors to eliminate the vacancy.

The following table sets forth for the nominees and for each director and named executive officer such person’s name, age, the year such person first became a director, and the number of shares and percentage of Common Stock beneficially owned.

The Board of Directors recommends a vote “FOR” the nominees named below as directors of the Company.

NAME	AGE(1)	YEAR FIRST ELECTED DIRECTOR (2)	PRESENT TERM TO EXPIRE	SHARES OF COMMON STOCK BENEFICIALLY OWNED (3)(4)		PERCENT OF CLASS
BOARD NOMINEES FOR TERM TO EXPIRE IN 2008

Boyd M. Clark	59	1990	2005	92,051		2.3%

Harry J. Dempsey	47	1999	2005	40,300		1.1%

Gilbert E. Lee	61	1999	2005	44,632		1.2%

DIRECTORS CONTINUING IN OFFICE

Kerry B. Harvey	47	2001	2006	10,300		*

John E. Peck	40	2000	2006	53,630	(5)	1.5%

WD Kelley	84	1972	2007	52,764		1.4%

Thomas I. Miller	60	2001	2007	3,747		*

Walton G. Ezell	68	1965	2007	56,833		1.6%

Other Named Executive Officers

Michael L. Woolfolk	51	—	—	19,928	(6)	*

Billy C. Duvall	39	—	—	17,982	(6)	*

All Executive Officers and Directors as a Group (11 persons)				424,667	(7)	11.0%

*	Less than 1% of the outstanding Common Stock.

(1)	At December 31, 2004.

(2)	Includes term of office as director of the Bank prior to formation of the Company as the holding company for the Bank. Each director of the Company is also a director of the Bank.

(3)	At the Record Date. In accordance with Rule 13d-3 under the Exchange Act, a person is considered to “beneficially own” any shares of Common Stock (a) over which he has or shares voting or investment power, or (b) as to which he has the right to acquire beneficial ownership at any time within 60 days of the Record Date. As used herein, “voting power” is the power to vote or direct the vote of shares, and “investment power” is the power to dispose or direct the disposition of shares. Includes shares owned directly by the named individuals, shares held by their spouses, minor children and trusts over which they have or share voting or investment power. Does not include shares held or beneficially owned by other relatives as to which the named individuals disclaim beneficial ownership. Also includes options to purchase Common Stock which are exercisable within 60 days of the Record Date. See “— Directors’ Compensation — 1999 Stock Option Plan.”

(4)	Includes unvested shares held in the Company’s 2004 Long-Term Incentive Plan (the “2004 Plan”) that may be voted by the following persons: 300 shares by each non-employee director; 1,590 shares by Mr. Peck; 860 shares by Mr. Clark; 1,328 shares by Mr. Woolfolk; and 909 shares by Mr. Duvall.

(5)	Includes options to purchase 47,500 shares of Common Stock which are exercisable within 60 days of the Record Date. Excludes options to purchase 2,500 shares of Common Stock which are not exercisable within 60 days of the Record Date. Such options would become fully exercisable upon a change in control of the Company as defined in the Company’s option plans.

(6)	Includes options to purchase 15,000 shares of Common Stock which are exercisable within 60 days of the Record Date. Excludes options to purchase 5,000 shares of Common Stock which are not exercisable within 60 days of the Record Date. Such options would become fully exercisable upon a change in control of the Company as defined in the Company’s option plans.

(7)	Includes options to purchase 183,204 shares of Common Stock which are exercisable within 60 days of the Record Date. Excludes options to purchase 32,500 shares which are not excercisable within 60 days of the Record Date. Such options would become fully exerciseable upon a change in control of the Company as defined in the option plans.

Listed below is certain information about the principal occupations of the Board nominees and the other directors of the Company. Unless otherwise noted, all such persons have held these positions for at least five years.

Boyd M. Clark. Mr. Clark has served as Senior Vice President —Loan Administrator of the Bank since 1995. Prior to his current position, Mr. Clark served as First Vice President of the Bank. He has been an employee of the Bank since 1973. Mr. Clark also serves as Vice President and Secretary of the Company. From May-July 2000, Mr. Clark served as Acting President of both the Company and the Bank.

Harry J. Dempsey. Dr. Dempsey has served as an anesthesiologist with Christian County Anesthesia in Hopkinsville, Kentucky, since 1985.

Gilbert E. Lee. Mr. Lee is co-owner of C&L Rentals, LLC, a residential and commercial real estate rental company.

Kerry B. Harvey. Mr. Harvey is a partner in the law firm of Owen, Harvey and Carter.

John E. Peck. Mr. Peck has served as President and Chief Executive Officer of both the Company and the Bank since July 2000. Prior to that, Mr. Peck was President and Chief Executive Officer of United Commonwealth Bank and President of Firstar Bank-Calloway County.

WD Kelley. Prior to his retirement in 1980, Mr. Kelley served as Superintendent of Schools for Christian County, Kentucky. Mr. Kelley currently serves as Chairman of the Board of Directors of the Bank, a position he has held since 1995. He also serves as Chairman of the Board of Directors of the Company.

Thomas I. Miller, PHD, CPA. Dr. Miller has served as a professor of accounting at Murray State University in Murray, Kentucky for 33 years. Since 1980, Dr. Miller has also been a partner in the independent accounting firm of Miller and Wilson in Murray, Kentucky.

Walton G. Ezell. Mr. Ezell is a self-employed farmer engaged in the production of grain in Christian County, Kentucky.

Other Named Executive Officers

Michael L. Woolfolk. Mr. Woolfolk has served as Executive Vice President and Chief Operations Officer of the Bank since August 2000. Prior to that, he was President of Firststar Bank-Marshall County, President and Chief Executive Officer of Bank of Marshall County and President of Mercantile Bank.

Billy C. Duvall. Mr. Duvall has served as Vice President, Chief Financial Officer and Treasurer of the Company and the Bank since June 1, 2001. Prior to that, he was an Auditor with Rayburn, Betts & Bates, P.C., independent public accountants and a Principal Examiner with the National Credit Union Administration.

Corporate Governance and Other Matters

Board of Director and Stockholder Meetings. The Board of Directors met 12 times during the fiscal year ended December 31, 2004. All directors attended at least 75% of the Board of Directors meetings and assigned committee meetings in 2004. The Company encourages directors attendance at its annual stockholder meetings and requests that directors make reasonable efforts to attend such meetings. All of the members of the Board of Directors attended the 2004 Annual Meeting of Stockholders except Dr. Dempsey.

Board of Director Independence. Each year, the Board of Directors reviews the relationships that each director has with the Company and with other parties. Only those directors who do not have any of the categorical relationships that preclude them from being independent within the meaning of applicable NASDAQ rules and who the Board of Directors affirmatively determines have no relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director are considered to be “independent directors.” The Board of Directors has reviewed a number of factors to evaluate the independence of each of its members. These factors include its members’ relationships with the Company and its competitors, suppliers and customers; their relationships with management and other directors; the relationships their current and former employers have with the Company; and the relationships between the Company and other companies of which the Company’s Board members are directors or executive officers. After evaluating these factors, the Board of Directors has determined that Messrs. Kelley, Miller, Ezell, Dempsey, Lee and Harvey, are independent directors of the Company within the meaning of applicable National Association of Securities Dealers, Inc. (“NASD”) listing standards.

Independent members of the Board of Directors of the Company meet in executive session without management present and are scheduled to do so at least two times per year. During the fiscal year ended December 31, 2004, the independent members of the Board of Directors met two times in executive session without management present.

Stockholder Communications. Stockholders may communicate directly with members of the Board of Directors or the individual chairman of standing Board of Directors committees by writing directly to those individuals at the following address: 2700 Fort Campbell Boulevard, Hopkinsville, Kentucky 42240. The Company’s general policy is to forward, and not to intentionally screen, any mail received at the Company’s corporate office that is sent directly to an individual, unless the Company believes the communication may pose a security risk. The Board of Directors reserves the right to revise this policy in the event it is abused, becomes unworkable or otherwise does not efficiently serve the policy’s purpose.

Code of Ethics. The Board of Directors has adopted a Code of Ethics that applies to all officers, other employees and directors. A link to the Code of Ethics is on the Investor Relations portion of the Company’s website at: http://www.bankwithheritage.com.

Committees of the Board of Directors

The Board of Directors has a standing Audit Committee, Personnel and Compensation Committee, and Nominating and Corporate Governance Committee. The Board of Directors has determined that all of the directors who serve on these committees are independent within the meaning of applicable Securities and Exchange Commission (“SEC”) rules and NASD listing standards.

The Board of Directors has adopted a charter for each of the three standing committees. Links to these committee charters are on the Investor Relations portion of the Company’s website at: http://www.bankwithheritage.com.

Audit Committee. The current members of the Audit Committee are Dr. Dempsey, who serves as the chairman, Mr. Kelley and Dr. Miller. Each of the members of the committee is independent within the meaning of applicable Nasdaq rules. The Board of Directors has determined that Dr. Miller is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K.

The Audit Committee has oversight responsibility for the quality and integrity of the Company’s financial statements. The Audit Committee meets privately with the independent auditors, has the sole authority to retain and dismiss the independent auditors and reviews their performance and independence from management. The independent auditors have unrestricted access and report directly to the committee. The Audit Committee met four times during 2004. The primary functions of the Audit Committee are to oversee: (i) the audit of the financial statements of the Company provided to the SEC, the shareholders and the general public; (ii) the Company’s internal financial and accounting processes; and (iii) the independent audit process. Additionally, the Audit Committee has responsibilities relating to: (i) registered public accounting firms; (ii) complaints relating to accounting, internal accounting controls or auditing matters; (iii) authority to engage advisors; and (iv) funding as determined by the audit committee. These and other aspects of the Audit Committee’s authority are more particularly described in the Audit Committee Charter adopted by the Board of Directors, available on the Investor Relations portion of the Company’s website at: http://www.bankwithheritage.com, and attached as Appendix A to the Company’s Proxy Statement furnished in connection with the 2004 Annual Meeting of Stockholders.

The Audit Committee has adopted a formal policy concerning approval of audit and non-audit services to be provided to the Company by its independent auditor. The policy requires that all services to be provided by the independent auditor, including audit services and permitted audit-related and non-audit services, must be pre-approved by the Audit Committee. The Audit Committee approved all audit and non-audit services provided during 2004.

Compensation Committee. The members of the Personnel and Compensation Committee are Messrs. Lee and Ezell and Dr. Miller, each of whom is a non-employee director and is also independent within the meaning of Nasdaq Rules. The Compensation Committee met two times during 2004. The functions of the Personnel and Compensation Committee include making recommendations to the Board of Directors concerning compensation, including incentive compensation, of the executive officers. The Personnel and Compensation Committee also administers the stock option plans.

Nominating and Corporate Governance Committee. The independent members of the Board of Directors serve as the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for evaluating and recommending individuals for election or re-election to the Board of Directors, including those recommendations submitted by stockholders, the evaluation of the performance of the Board of Directors and its committees, and the evaluation and recommendation of corporate governance policies. In 2004, the Nominating and Corporate Governance Committee held one meeting.

It is a policy of the Nominating and Corporate Governance Committee that candidates for director possess the highest personal and professional integrity, have demonstrated exceptional ability and judgment and have skills and expertise appropriate for the Company and serving the long-term interests of the Company’s shareholders. The committee’s process for identifying and evaluating nominees is as follows: (1) in the case of incumbent directors whose terms of office are set to expire, the committee reviews such directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance, and any related party transactions with the Company during the applicable time period (incumbent directors whose terms are to expire do not participate in such review); and (2) in the case of new director candidates, the committee first conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors. The committee meets to discuss and consider such candidates’ qualifications, including whether the nominee is independent within the meaning of Nasdaq rules, and then selects a candidate for recommendation to the Board of Directors by majority vote. In seeking potential nominees, the Nominating and Corporate Governance Committee uses its and management’s network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. To date, the Nominating and Corporate Governance Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates, nor has the committee rejected a timely director nominee from a stockholder(s) holding more than 5% of the Company’s voting stock.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders, provided the stockholders follow the procedures set forth in the Company’s Certificate of Incorporation. The committee does not intend to alter the manner in which it evaluates candidates, including the criteria set forth above, based on whether the candidate was recommended by a stockholder or otherwise.

The Company’s Certificate of Incorporation provides that, to be timely, a stockholder’s notice of nomination must be delivered or mailed to the Secretary of the Company not less than 30 days nor more than 60 days prior to an annual meeting; provided, however, that in the event that less than 40 days’ notice of the meeting is given or made to stockholders, notice by the stockholder, to be timely, must be not later than close of business on the 10th day following the date on which notice is mailed. A stockholder’s notice of nomination must also set forth as to each person who the stockholder proposes to nominate for election as a director, (a) the name, age, business address and, if known, residence address of such person, (b) the principal occupation or employment of such person, (c) the class and number of shares of the Company which are beneficially owned by such person, and (d) any other information reasonably requested by the Company. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Company that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee. Stockholder nominations may be proposed by any shareholder eligible to vote at an annual meeting, provided the notice is timely and complies with the informational requirements of the Certificate of Incorporation. See “Date for Submission of Stockholder Proposals.”

The Nominating and Corporate Governance Committee may reject any nomination by a stockholder not made in accordance with the requirements of the Company’s Certificate of Incorporation. Notwithstanding the foregoing procedures, if neither the Board of Directors nor such committee makes a determination as to the validity of any nominations by a shareholder, the chairman of the annual meeting shall, if the facts warrant, determine at the annual meeting whether the nomination was made in accordance with the terms of the Certificate of Incorporation.

Executive Committees. The Board of Directors of each of the Company and the Bank has established an Executive Committee which, when the Board of the Company or the Bank is not in session, may exercise all of the authority of the Board except to the extent that such authority is limited by law or Board resolution. Members of the Executive Committee of each of the Company and the Bank are Messrs. Kelley, Peck and Ezell. During 2004, the Executive Committee of the Company and the Bank each conducted three meetings.

Executive Compensation

Directors and officers do not receive separate compensation directly from the Company. All compensation is paid by the Bank. The following table sets forth a summary of certain information concerning the compensation paid for services rendered in all capacities during the years ended December 31, 2004, 2003 and 2002 to the President and Chief Executive Officer and the three other most highly paid executive officers of the Company and the Bank.

SUMMARY COMPENSATION TABLE

							Long-Term Compensation
		Annual Compensation					Awards				Payouts
Name and Principal Position	Year	Salary	Bonus		Other Annual Compensation (1)		Restricted Stock Award(s)(2)		Securities Underlying Options/SARs(#)		LTIP Payouts		All Other Compensation(3)
John E. Peck President and Chief Executive Officer of the Company and the Bank	2004 2003 2002	$174,250 142,978 125,480	$	— — 25,000	$	— — —	$26,775 — —	(4)	$	— — —	$	— — —	$13,940 11,949 11,638

Michael L. Woolfolk Chief Operating Officer of the Company and the Bank	2004 2003 2002	$145,550 114,686 82,683	$	— — —	$	— — —	$22,365 — —	(5)	$	— — —	$	— — —	$11,644 9,688 7,133

Billy C. Duvall Treasurer of the Company and Chief Financial Officer of the Bank	2004 2003 2002	$97,008 86,002 75,000	$	— — —	$	— — —	$15,300 — —	(6)	$	— — —	$	— — —	$7,760 6,880 6,000

Boyd. M. Clark Secretary of the Company and the Bank	2004 2003 2002	$94,300 85,667 74,750		— — —		— — —	$14,490 — —	(7)	$	— — —	$	— — —	$7,544 6,853 5,980

(1)	Executive officers of the Company receive indirect compensation in the form of certain perquisites and other personal benefits. The amount of such benefits received by the named executive officers in the year ended December 31, 2004 did not exceed 10% of each executive officer’s salary and bonus.

(2)	Reflects the value of shares of restricted shares awarded pursuant to the 2004 Plan as of the date of grant. Such restricted shares generally vest over four years from the award date, and vest immediately upon certain events, including a change in control, death, termination without cause or the exercise of an equal amount of vested options. Cash dividends declared in respect to restricted shares are paid to the individual on whose behalf such restricted shares have been awarded

(3)	Represents the Bank’s contribution to the 401(k) plan on behalf of the named executive officers.

(4)	Represents 1,590 shares of restricted Common Stock awarded in 2004 pursuant to the 2004 Plan, which had the indicated value on the date of grant and a fair market value of $27,205 on December 31, 2004.

(5)	Represents 1,328 shares of restricted Common Stock awarded in 2004 pursuant to the 2004 Plan, which had the indicated value on the date of grant and a fair market value of $22,722 on December 31, 2004.

(6)	Represents 909 shares of restricted Common Stock awarded in 2004 pursuant to the 2004 Plan, which had the indicated value on the date of grant and a fair market value of $15,553 on December 31, 2004.

(7)	Represents 860 shares of restricted Common Stock awarded in 2004 pursuant to the 2004 Plan, which had the indicated value on the date of grant and a fair market value of $14,715 on December 31, 2004.

Directors’ Compensation

Fees. The members of the Board of Directors of the Company currently do not receive fees in their capacity as such. The Bank’s non-employee directors receive a fee of $550 per meeting attended, plus all non-employee directors receive a retainer of $250 per month. The Chairman of the Board receives a fee of $650 per meeting attended. Non-employee directors of the Bank also receive a fee of $275 per committee meeting attended. During the year ended December 31, 2004, the Bank’s non-employee directors’ fees totaled $81,500.

1999 Stock Option Plan. Pursuant to the 1999 Stock Option Plan (the “1999 Plan”) which was approved at the 1999 Annual Meeting of Stockholders, directors and employees of the Company and the Bank are eligible to receive options to acquire shares of Common Stock and stock appreciation rights. Upon stockholders’ approval, each director of the Company (other than Messrs. Dempsey, Lee, Harvey, Peck and Miller who were subsequently elected to the Board of Directors) received an option to acquire shares of Common Stock. As of the Record Date, no stock options granted under the 1999 Plan had been exercised, and no stock appreciation rights had been granted. As of the Record Date, non-employee directors Kelley and Ezell each held an option under the 1999 Plan for 24,023 shares of Common Stock, and Mr. Clark held an option under the 1999 Plan for 57,656 shares. The exercise price of all such options is $17.42 per share. As of Record Date all such options were exercisable. In addition, as of the Record Date, Mr. Peck held options under the 1999 Plan and the 2000 Stock Option Plan (the “2000 Plan”) for 47,500 shares which were exercisable. As of the Record Date, the fair market value of the Common Stock was $16.50 per share.

2004 Long-Term Incentive Plan. Pursuant to the 2004 Plan, which was approved at the 2004 Annual Meeting of Stockholders, 200,000 shares of Common Stock (subject to adjustment as provided for in the 2004 Plan) are available for issuance pursuant to a variety of awards, including options, share appreciation rights, restricted shares, restricted share units, deferred share units, and performance-based awards. The purpose of the 2004 Plan is to attract, retain and motivate select employees, officers, directors, advisors and consultants of the Company and its affiliates and to provide incentives and rewards for superior performance. Subsequent to stockholders’ approval, each non-employee director received an award of 300 shares of restricted Common Stock at a value of $16.84 per share on the date of grant.

Year End Option Values

The following table sets forth information concerning the value of options held by the named executive officers at the end of fiscal year 2004. No options were granted to or exercised by the named executive officer during the fiscal year.

	Number of Securities Underlying Unexercised Options at Fiscal Year End	Value of Unexercised In-the-Money Options at Fiscal Year End ($)
Name	Exercisable/Unexercisable (Number of Shares)	Exercisable/ Unexercisable
John E. Peck	47,500 / 2,500	$320,250 / $ 11,950	(1)
Michael L. Woolfolk	15,000 / 5,000	$71,700 / $ 23,900	(2)
Billy C. Duvall	15,000 / 5,000	$71,700 / $ 23,900	(2)
Boyd M. Clark	57,656 / —	$ — / $ —	(3)

(1)	Difference between the fair market value of underlying Common Stock ($17.11 per share) and the exercise price ($10.00 per share as to options for 40,000 shares and $12.33 per share as to options for 10,000 shares) at fiscal year end. An option is in-the-money if the fair market value of the underlying security exceeds the exercise price of the option.

(2)	Difference between the fair market value of underlying Common Stock ($17.11 per share) and the exercise price ($12.33 per share as to options for 20,000 shares) at fiscal year end.

(3)	Value of unexercised options not in-the-money.

Equity Compensation Plans

The following table provides information as of December 31, 2004 with respect to the shares of Common Stock that may be issued under the Company’s existing equity compensation plans.

Plan Category	Number of Securities to be issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (3)
Equity Compensation Plans Approved by Stockholders(1)	680,475	16.10	437,836
Equity Compensation Plans Not Approved by Stockholders(2)	40,000	$10.00	—

Total	722,475	$15.23	437,836

(1)	Consists of the 1999 Plan and the 2004 Plan.

(2)	Consists of the 2000 Plan which was adopted by the Board of Directors in connection with the employment of John E. Peck as President and Chief Executive Officer of the Company and the Bank. Pursuant to such Plan and his employment agreement, Mr. Peck was granted options to purchase 40,000 shares of Common Stock at an exercise price of $10.00 per share.

(3)	Includes shares available for future issuance under the 1999 Plan and the 2004 Plan. In addition, any shares of Common Stock subject to an option which remains unissued after the cancellation, expiration or exchange of such option shall again become available for grant under the 1999 Plan and the 2004 Plan. There will be no further grants of options under the 2000 Plan.

Certain Benefit Plans and Agreements

401(k) Plan. The Bank maintains the Heritage Bank 401(k) plan for the benefit of employees who are 21 years of age and have completed one year of service to the Bank. The benefits contributed by the Bank are discretionary and are determined by the Board of Directors annually. In 2004, the Bank contributed on behalf of each participating eligible employee a sum equal to 4% of the employee’s annual salary without regards to the employee’s level of personal contribution to the 401(k) plan. The Bank also contributed on behalf of each participating employee an additional amount equal to the employee’s annual 401(k) contribution. In 2004, the Bank’s total pension plan expense related to the 401(k) plan was $229,000.

Employment Agreements. The Company and the Bank have entered into separate employment agreements (the “Employment Agreements”) with John E. Peck, President and Chief Executive Officer of the Company and the Bank, Michael L. Woolfolk, Executive Vice President and Chief Operating Officer of the Company and the Bank, and Billy C. Duvall, Vice President and Treasurer of the Company and Chief Financial Officer of the Bank. The Board of Directors of each of the Company and the Bank believe that the Employment Agreements assure fair treatment of Mr. Peck, Mr. Woolfolk, and Mr. Duvall in their careers with the Company and the Bank by affording them some financial security.

The Employment Agreements for Mr. Peck became effective May 31, 2000, each for a term of three years and with an annual base salary of $122,325 through July 3, 2002 and $128,442 through July 3, 2003 and $170,000 through July 3, 2004 and $178,500 through July 3, 2005. The Employment Agreements for Mr. Woolfolk became effective July 1, 2002, each for a term of three years and with an annual base salary of $100,000 from July 1, 2002 through June 30, 2003, $142,000 from July 1, 2003 through June 30, 2004 and $149,100 from July 1, 2004 through June 30, 2005. The Employment Agreements for Mr. Duvall became effective June 1, 2001, each for a term of three years with a annual base salary of $80,000 from July 1, 2002 through June 30, 2003, $92,000 from July 1, 2003 through June 30, 2004 and $102,000 from July 1, 2004 through June 30, 2005. As of the anniversary date of each of the Employment Agreements, the term the Employment Agreement may be extended for as additional one-year period if the Board determines that the performance of Mr. Peck, Mr. Woolfolk, and Mr. Duvall has met the Board’s requirements and standards. The Employment Agreements provide Mr. Peck, Mr. Woolfolk, and Mr. Duvall with a salary review by the Board of Directors not less often than annually, as well as with inclusion in any discretionary bonus plans, retirement and medical plans, customary fringe benefits, vacation and sick leave. Each of the Employment Agreements shall terminate upon the death of Mr. Peck, Mr. Woolfolk and Mr. Duvall and may terminate upon the disability of Mr. Peck, Mr. Woolfolk and Mr. Duvall. The Employment Agreement with the Bank is terminable by the Bank for “just cause” (as defined in the Employment Agreement). In the event of termination for just cause, no severance benefits are available. If the Company or the Bank terminates Mr. Peck, Mr. Woolfolk or Mr. Duvall without just cause, Mr. Peck, Mr. Woolfolk and Mr. Duvall will be entitled to a continuation of his salary and benefits from the date of termination through the remaining term of the Employment Agreement and, at their election, either continued participation in benefit plans which Mr. Peck, Mr. Woolfolk and Mr. Duvall would have been eligible to participate in through the Employment Agreements’ expiration date or the cash equivalent thereof. If the Employment Agreements are terminated due to Mr. Peck’s, Mr. Woolfolk’s, or Mr. Duvall’s “disability” (as defined in the Employment Agreements), Mr. Peck, Mr. Woolfolk, and Mr. Duvall will be entitled to a continuation of salary and benefits through the date of such termination, including any period prior to the establishment of disability. In the event of the death of Mr. Peck, Mr. Woolfolk, or Mr. Duvall during the term of the Employment Agreements, his estate will be entitled to receive his salary through the last day of the calendar month in which death occurred. Mr. Peck, Mr. Woolfolk and Mr. Duvall are able to voluntarily terminate his Employment Agreements by providing 60 days’ prior written notice to the Boards of Directors of the Bank and the Company, in which case Mr. Peck, Mr. Woolfolk, and Mr. Duvall are entitled to receive only compensation, vested rights and benefits accrued up to the date of termination.

In the event of the involuntary termination of employment of Mr. Peck, Mr. Woolfolk, or Mr. Duvall other than for “just cause” within 12 months after a change in control of the Company or the Bank which has not been approved in advance by a two-thirds vote of the full Board of Directors of each of the Company and the Bank, Mr. Peck, Mr. Woolfolk, and Mr. Duvall will be paid, subject to any federal regulatory limitations, within 10 days of such termination an amount equal to the difference between (i) 2.99 times his “base amount,” as defined in Section 280G(b)(3) of the Internal Revenue Code, and (ii) the sum of any other parachute payments, as defined under Section 280G(b)(2) of the Internal Revenue Code, that Mr. Peck, Mr. Woolfolk, or Mr. Duvall receives on account of the change in control. The term “change in control” is defined in the Employment Agreements to mean (i) a change in the ownership, holding or power to vote more than 25% of the Bank’s or Company’s voting stock, (ii) a change in the ownership or possession of the ability to control the election of a majority of the Bank’s or Company’s directors, or (iii) a change in the ownership or possession of the ability to exercise a controlling influence over the management or policies of the Bank or the Company by any person or by persons acting as a “group” within the meaning of Section 13(d) of the Exchange Act. The aggregate payment that would be made to Mr. Peck assuming his termination of employment under the foregoing circumstances at December 31, 2004 would have been approximately $ 533,000. The aggregate payment that would be made to Mr. Woolfolk assuming his termination of employment under the foregoing circumstances at December 31, 2004 would have been approximately $ 440,000. The aggregate payment that would be made to Mr. Duvall assuming his termination of employment under the foregoing circumstances at December 31, 2004 would have been approximately $ 305,000. These provisions may have an anti-takeover effect by making it more expensive for a potential acquirer to obtain control of the Company. In the event that Mr. Peck, Mr. Woolfolk, or Mr. Duvall prevails over the Company and the Bank, or obtains a written settlement, in a legal dispute as to the Employment Agreements, Mr. Peck, Mr. Woolfolk, and Mr. Duvall will be reimbursed for his legal and other expenses.

Transactions with Management

The Bank offers loans to its directors and officers. These loans currently are made in the ordinary course of business with the same collateral, interest rates and underwriting criteria as those of comparable transactions prevailing at the time and do not involve more than the normal risk of collectibility or present other unfavorable features. Under current law, the Bank’s loans to directors and executive officers are required to be made on substantially the same terms, including interest rates, as those prevailing for comparable transactions and must not involve more than the normal risk of repayment or present other unfavorable features. No loans to directors and officers have terms more favorable than might be otherwise offered to customers.

Kerry B. Harvey, a director of the Company and the Bank, is a partner in the firm of Owen, Harvey and Carter, which renders legal services to the Company and the Bank.

Report of the Audit Committee

In accordance with its written charter, as adopted by the Board of Directors, the Audit Committee (the “Committee”) assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During the fiscal year ended December 31, 2004, the Committee met four times, and the Committee discussed the interim financial information contained in each quarterly earnings announcement with the Chief Financial Officer and independent auditors prior to the public release.

In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence. The Committee also discussed with management and the independent auditors the quality and adequacy of the Company’s internal controls and the internal audit function’s organization, responsibilities, budget and staffing. The Committee reviewed with the independent auditors their audit plans, audit scope, and identification of audit risks.

The Committee reviewed and discussed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, “Communication with Audit Committees”, as amended, and with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements.

The Audit Committee received reports throughout the year on the progress of the review of the Company’s internal controls for compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and rules promulgated thereunder. The Committee will continue to obtain updates by management on the process and will review management’s and the independent auditors’ evaluation of the Company’s system of internal controls

The Audit Committee, or its Chairman, met with, or held telephonic discussions with, the independent auditors and management prior to release of Company quarterly and annual financial information or the filing of any such information with the Securities and Exchange Commission. The Committee also reviewed and discussed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2004, with management and the independent auditors. Management has the responsibility for the preparation of the Company’s financial statements, and the independent auditors have the responsibility for the examination of those statements.

Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2004, for filing with the Securities and Exchange Commission. The Committee intends to reappointment the independent auditors.

The Audit Committee annually reviews its charter, reports to the Board of Directors on its performance and conducts a Committee self-assessment process.

Respectfully submitted on March 31, 2005.

Harry J. Dempsey, Chairman WD Kelley Thomas I. Miller

Report of the Personnel and Compensation Committee

As members of the Personnel and Compensation Committee (the “Compensation Committee”) of the Bank, it is our duty to review compensation policies applicable to executive officers; to consider the relationship of corporate performance to that compensation; to recommend salary and bonus levels for executive officers for consideration by the Board of Directors of the Bank; and to administer various incentive plans of the Company and the Bank.

Overview. Under the compensation policies of the Bank, which are endorsed by the Compensation Committee, compensation is paid based both on the executive officer’s performance and the performance of the entire Company. In assessing the performance of the Company and the Bank for purposes of compensation decisions, the Compensation Committee considers a number of factors, including profits of the Company and the Bank during the past year relative to their profit plans, changes in the value of the Company’s stock, reports of federal regulatory examinations of the Company and the Bank, growth, business plans for future periods, and regulatory capital levels. The Compensation Committee assesses individual executive performance based upon its determination of the officer’s contributions to the performance of the Company and the Bank and the accomplishment of the Company’s and the Bank’s strategic goals, such as loan growth, deposit growth, expense control and net income. In assessing performance, the members of the Compensation Committee did not make use of a mechanical weighting formula or use specific performance targets, but instead weighed the described factors as they deemed appropriate in the total circumstances.

Base Salary. The 2004 salary levels of the Bank’s senior officers were established in 2003 consistent with this compensation policy. In its review of base compensation, the Compensation Committee determined that the performance of Mr. Peck in managing the Company and the Bank was satisfactory, based upon the 2003 financial performance of the Bank, including the growth in assets, income, and capitalization during 2003; the results of confidential regulatory examinations; his involvement in community affairs in the communities served by the Bank; the Company’s planned levels of financial performance for 2004; and a general level of satisfaction with the management of the Company and the Bank. Based upon the results of this review, the salary of Mr. Peck was established at $180,000 year for 2004, which represented a 5.0% increase over his 2003 base salary.

Mr. Peck was employed as President and Chief Executive Officer of each of the Company and the Bank effective May 5, 2000. Mr. Peck’s annual base salary was established at the rate of $122,325 through July 3, 2002 and $128,442 through July 3, 2003, and $170,000 through July 3, 2004 and 178,500 through July 3, 2005. The Board of Directors shall review, not less often than annually, the rate of Mr. Peck’s base salary, and in its sole discretion may decide to increase his base salary.

Stock Benefit Plans. The purpose of the Company’s stock benefit plans is to attract, retain and motivate key officers of the Company and the Bank by providing key officers with a stake in the success of the Company, as measured by the value of its shares, and to increase the commonality of interests among key officers and other stockholders, since an officer can realize a gain only if and to the extent the Company’s stock appreciates in value. The Compensation Committee has general responsibility for granting stock options and other awards under the Company’s stock benefit plans, and administering these plans. In determining the amount of awards, the Compensation Committee considers the contributions of each executive as well as the overall success of the Company in the past fiscal year. It is the Company’s practice to fix the exercise price or value of options and other awards at the Common Stock’s fair value on the date of grant, thereby tying the potential value directly to gains realized by the Company’s stockholders.

During 2004, Mr. Peck was awarded 1,590 shares of restricted Common Stock under the 2004 Long-Term Incentive Plan. The restricted stock award vests in equal installments over a four-year period starting with the first anniversary of the grant. The award may vest immediately upon certain actions, including a change of control (as defined in the award) of the Company, termination without cause, death, or the exercise of an equal or greater number of vested stock options. The award reflected recognition by the Compensation Committee and the Board of Directors of Mr. Peck’s current and expected future contributions to the Company’s success and continuing creation of stockholder value.

No member of the Compensation Committee is a former or current officer of the Company or the Bank.

March 31, 2005	Gilbert E. Lee, Chairman
Walton G. Ezell
Thomas I. Miller

Stock Performance Comparisons

The following graph, which was prepared by SNL Financial LC (“SNL”), shows the cumulative total return on the Common Stock of the Company since the Conversion, compared with (1) the NASDAQ Composite Index, comprised of all U.S. Companies quoted on NASDAQ, (2) the SNL Midwest Thrift Index, comprised of publicly traded thrifts and thrift holding companies operating in the Midwestern United States. Cumulative total return on the Common Stock or the index equals the total increase in value since December 31, 1999 assuming reinvestment of all dividends paid into the Common Stock or the index, respectively. The graph was prepared assuming that $100 was invested on December 31, 1999 in the Common Stock, and the securities included in the indexes.

CUMULATIVE TOTAL STOCKHOLDER RETURN

COMPARED WITH PERFORMANCE OF SELECTED INDEXES

December 31, 1999 through December 31, 2004

	Period Ending
Index	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04
HopFed Bancorp, Inc.	100.00	73.08	80.95	93.91	125.63	128.24
NASDAQ Composite	100.00	60.82	48.16	33.11	49.93	54.49
SNL Midwest Thrift Index	100.00	134.86	155.10	199.94	277.78	306.76

Source : SNL Financial LC, Charlottesville, VA

© 2005

The stock price information shown above is not necessarily indicative of future price performance. Information used was obtained by SNL from sources believed to be reliable. The Company is not responsible for any errors or omissions in such information.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% stockholders are required to furnish the Company with copies of all such reports. Based solely on its review of copies of such reports received by it, or written representations from certain reporting persons that no annual report of change in beneficial ownership is required, the Company believes that during the year ended December 31, 2004, all such filing requirements were complied with in a timely manner.

INCORPORATION BY REFERENCE

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933 or the Exchange Act that may incorporate future filings (including this proxy statement, in whole or in part), the preceding Report of the Audit Committee, Report of the Personnel and Compensation Committee and the stock price Performance Graph shall not be incorporated by reference in any such filings.

INDEPENDENT AUDITORS

Rayburn, Bates & Fitzgerald, P.C., formerly Rayburn, Betts & Bates, P.C., served as the Company’s independent auditors for the year ended December 31, 2004. The Audit Committee presently intends to renew the Company’s arrangement with Rayburn, Bates & Fitzgerald, P.C. to serve as the Company’s independent auditors for the fiscal year ending December 31, 2005. A representative of Rayburn, Bates & Fitzgerald, P.C. is expected to be present at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if he so desires.

Audit Fees and Other Matters

Rayburn, Bates & Fitzgerald, P.C. provided audit services to the Company consisting of the annual audit of the Company’s 2004 and 2003 consolidated financial statements contained in the Company’s Annual Reports on Form 10-K and reviews of the financial statements contained in the Company’s Quarterly Reports on Form 10-Q for 2004 and 2003.

Fee Category	Fiscal Year 2004	% of Total	Fiscal Year 2003	% of Total
Audit Fees	$104,000	85.4%	$85,700	82.6%
Audit-Related Fees	$2,000	1.6%	$7,000	6.7%
Tax Fees	$15,800	13.0%	$11,100	10.7%
All Other Fees	$—	—%	$—	—%

Total Fees	$121,800	100.0%	$103,800	100.0%

The Audit Committee approved all services provided by Rayburn, Bates & Fitzgerald, P.C. during 2004 and 2003. Additional details describing the services provided in the categories in the above table are as follows:

Rayburn, Bates & Fitzgerald, P.C. did not provide any services related to the financial information systems design and implementation of the Company during 2004 and 2003.

Audit Fees. These are fees related to professional services rendered in connection with the audit of the Company’s annual financial statements, reviews of the financial statements included in each of the Company’s Quarterly Reports on Form 10-Q, and accounting consultations that relate to the audited financial statements and are necessary to comply with auditing standards generally accepted in the United States of America.

Audit-Related Fees. These fees include a review of accounting standards, the collateral opinion audit for the Company’s borrowings with the Federal Home Loan Bank.

Tax Fees. These are fees billed for professional services related to the completion of federal and state tax return preparation, state tax research and state tax planning strategies.

Policy on Pre-approval of Audit and Permissable Non-audit Services

The Audit Committee has considered whether the provision of non-audit services by the Company’s independent auditors is compatible with maintaining audit independence. The Audit Committee is authorized to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. In assessing requests for services by the independent auditors, the Audit Committee considers whether these services are consistent with the auditors’ independence, whether the independent auditors are likely to provide the most effective and efficient service based upon their familiarity with the Company, and whether the service could enhance the Company’s ability to manage or control risk or improve audit quality. For 2004 and 2003, non-audit services included only those services described above for “Audit-Related Fees” and “Tax Fees.” All of the audit-related and tax services and related fees were approved in advance by the Audit Committee.

MISCELLANEOUS

The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company and the Bank may solicit proxies personally, by telegraph or telephone without additional compensation.

The Annual Report to Stockholders for the year ended December 31, 2004, including financial statements, is being mailed to all stockholders of record as of the close of business on the Record Date. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing to the Secretary of the Company. Such Annual Report is not to be treated as part of the proxy solicitation material nor as having been incorporated herein by reference.

DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

Any stockholder who intends to present a proposal for action at the 2006 annual meeting of stockholders, to be held on or about May 17, 2006, must forward a copy of the proposal or proposals to the Company’s secretary at 2700 Fort Campbell Boulevard, Hopkinsville, Kentucky 42240. Any such proposal or proposals intended to be presented at the 2006 annual meeting of stockholders must be received by the Company for inclusion in its proxy statement and form of proxy relating to that meeting by December 22, 2005.

The Company’s Certificate of Incorporation provides that due notice of business to be brought before an annual meeting by a stockholder must be delivered to the Secretary of the Company not less than 30 nor more than 60 days prior to the meeting, unless notice of the date of the meeting occurs fewer than 40 days prior to the date of the meeting, in which event the Certificate of Incorporation provides that due notice of business to be brought before the meeting by a stockholder must be so received not later than the close of business on the 10th day following the day on which notice of the day of the meeting was mailed. A stockholder’s notice of new business must also set forth certain information specified in the Company’s Certificate of Incorporation concerning the business the stockholder proposes to bring before the annual meeting. New business may be proposed by any stockholder eligible to vote at an annual meeting, provided the notice is timely and complies with the informational requirements of the Certificate of Incorporation.

To be timely under the Certificate of Incorporation, a stockholder’s proposal for new business in connection with the Annual Meeting must be delivered on or before April 18, 2005. With respect to the Annual Meeting and pursuant to SEC rules, if the Company is not provided notice of a stockholder proposal, which the stockholder has not previously sought to include in the Company’s proxy statement and form of proxy, by April 18, 2005, management proxies will be allowed to use their discretionary authority to vote on such proposal without any discussion of the matter in this Proxy Statement.

To be timely under the Certificate of Incorporation, a stockholder’s proposal for new business in connection with the 2006 annual meeting of stockholders must be delivered on or before April 17, 2006. With respect to the 2006 annual meeting of the stockholders and pursuant to SEC rules, if the Company is not provided notice of a stockholder proposal, which the stockholder has not previously sought to include in the Company’s proxy statement and form of proxy, by April 17, 2006, management proxies will be allowed to use their discretionary authority to vote on such proposal without any discussion of the matter in the proxy statement.

The Company shall not be required to include in its proxy statement and proxy relating to an annual meeting, or to consider and vote upon at any such meeting, any stockholder proposal which does not meet all of the requirements established by the SEC or the Company’s Certificate of Incorporation or Bylaws in effect at the time such proposal is received. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above.

ANNUAL REPORT ON FORM 10-K

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2004, AS FILED WITH THE SEC, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE SECRETARY, HOPFED BANCORP, INC., 2700 FORT CAMPBELL BOULEVARD, HOPKINSVILLE, KENTUCKY 42240.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Boyd M. Clark
BOYD M. CLARK
SECRETARY

Hopkinsville, Kentucky

April 21, 2005

REVOCABLE PROXY

HOPFED BANCORP, INC.

ANNUAL MEETING OF STOCKHOLDERS

May 18, 2005

The undersigned stockholder of HopFed Bancorp, Inc. (the “Company”) hereby appoints John E. Peck and Kerry B. Harvey, or either of them, with full powers of substitution, as attorneys and proxies for the undersigned, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders, to be held at the Hopkinsville – Christian County Conference and Convention Center, 303 Conference Center Drive, Hopkinsville, Kentucky on Wednesday, May 18, 2005 at 3:00 p.m., local time, and at any and all adjournments thereof, as indicated below and as determined by a majority of the Board of Directors with respect to such other matters as may come before the Annual Meeting.

	FOR	VOTE WITHHELD	FOR ALL EXCEPT
I. Election as directors of all nominees	☐	☐	☐
listed below (except as marked to the contrary)

Boyd M. Clark

Harry J. Dempsey

Gilbert E. Lee

INSTRUCTION: To withhold authority to

vote for any individual nominee, mark

“FOR ALL EXCEPT” and write that

nominee’s name in the space provided below.

_____________________________________

II. Such other matters as may properly come before the Annual Meeting or any adjournment thereof.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITION STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING AS TO WHICH THIS PROXY CONFERS DISCRETIONARY AUTHORITY, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY AS DETERMINED BY A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned hereby revokes any and all proxies heretofore given with respect to shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting.

The undersigned stockholder acknowledges receipt from the Company, prior to the execution of this proxy, of Notice of the Annual Meeting, a Proxy Statement, and the Annual Report to Stockholders.

Dated:                     , 2005

PRINT NAME OF STOCKHOLDER	PRINT NAME OF STOCKHOLDER

SIGNATURE OF STOCKHOLDER	SIGNATURE OF STOCKHOLDER

Please sign exactly as your name appears on the envelope in which this card was mailed. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

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